Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

FST Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, par value $0.0001 per share	Rules 457(c) and 457(f)(1)(2)	46,784,431	(1)	$11.66	$545,506,465.46	(3)	0.00015310		$83,517.04	(4)
Fees to be Paid	Equity	Public Warrants to purchase Ordinary Shares(5)	Rule 457(i)	6,500,000		—	$—
Fees to be Paid	Equity	Ordinary Shares Underlying Public Warrants(6)(7)	Rules 457(c) and 457(f)(1)	6,500,000		$11.53	$74,945,000	(3)	0.00015310		$11,474.08	(4)
Fees to be Paid	Equity	Private Warrants to purchase Ordinary Shares(8)	Rule 457(i)	7,900,000		—	$—
Fees to be Paid	Equity	Ordinary Shares Underlying Private Warrants(6)	Rule 457(g)	7,900,000		11.50	90,850,000		0.00015310		$13,909.14
Fees Previously Paid	—	—	—	—		—	—				103,967.12
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—	—				—
	Total Offering Amounts						$711,301,465.46	(9)	0.00015310	(9)	$108,900.26	(9)
	Total Fees Previously Paid						$704,384,270.93	(9)	0.00014760	(9)	$103,967.12	(9)
	Total Fee Offsets										—
			Net Fee Due				$6,917,194.53	(9)	0.00015310	(9)	$1,059.02	(9)

1.	The number of ordinary shares, par value $0.0001 per share (“CayCo Ordinary Shares”), of FST Corp., a Cayman Islands exempted company with limited liability (“CayCo”) being registered is based upon the maximum number of shares of CayCo Ordinary Shares issuable in connection with the business combination (“Business Combination”) described in the enclosed proxy statement/prospectus and exchange offer prospectus. This number is based on (a) 40,000,000 CayCo Ordinary Shares to be issued as merger consideration upon the closing of the Business Combination (the “Closing”) to the security holders of Femco Steel Technology Co., Ltd., a company limited by shares incorporated and in existence under the laws of Taiwan with uniform commercial number of 04465819 (“FST”) and to Geneva Capital PTE. LTD, an advisor to FST; (b) 3,534,431 CayCo Ordinary Shares to be issued to holders of Chenghe Acquisition I Co. (“Chenghe”) public shares, assuming no redemptions of Chenghe Class A ordinary shares at Closing; (c) 1,058,127 CayCo Ordinary Shares to be issued to the New SPAC Sponsor and (d) 2,191,873 CayCo Ordinary Shares to be issued to the Sponsors, in consideration of the Sponsors’ SPAC Class B ordinary shares.

2.	In accordance with Rule 457(f)(1) and Rule 457(c), as applicable, based on $11.66, the average of the high and low prices of Chenghe’s ordinary shares as reported on the Nasdaq as of November 8, 2024.

3.	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”).

4.	Pursuant to Rule 457(o) of the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price. The fee has been determined in accordance with Section 6(b) of the Securities Act at a rate equal to $153.10 per $1,000,000 of the proposed maximum aggregate offering price.

5.	Represents warrants of CayCo, each whole warrant entitling the holder to purchase one CayCo Ordinary Share, to be issued in exchange for Chenghe public warrants pursuant to the Business Combination.

6.	Represents CayCo Ordinary Shares underlying CayCo warrants.

7.	In accordance with Rule 457(f)(1) and Rule 457(c), as applicable, based on the sum of (a) the average of the high ($0.03) and low ($0.03) prices for the Chenghe warrants on the OTC Pink Market as of November 8, 2024 and (b) $11.50, the exercise price of the Chenghe warrants, resulting in a combined maximum offering price per warrant of $11.53. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the CayCo warrants has been allocated to the underlying CayCo Ordinary Shares and those CayCo Ordinary Shares are included in the registration fee.

8.	Represents warrants of CayCo, each whole warrant entitling the holder to purchase one CayCo Ordinary Share, to be issued in exchange for warrants issued in a private placement at the time of Chenghe’s initial public offering. The filing fee calculated using the exercise price of the warrants of $11.50 per ordinary share.

9.	Total fees previously paid were $103,967.12, based on the SEC filing fee rate of $147.60 per $1,000,000 of the initial proposed maximum aggregate offering price of $704,384,270.93. A decrease in the number of CayCo Ordinary Shares being registered and an increase in the proposed maximum offering price per unit occurred. The current SEC filing fee rate is $153.10 per $1,000,000 of the proposed maximum aggregate offering price. The total net fee due at this filing is for the difference in the proposed maximum aggregate offering price, now $6,917,194.53.